SUBLICENSE AGREEMENT

          THIS IS A SUBLICENSE AGREEMENT dated January 28, 1995
(the "Agreement") between LEVI'S ONLY STORES, INC., a Delaware corporation ("LOS"), and LDJV INC., a Delaware corporation and wholly-owned subsidiary of LOS (the "LOS Partner").

                       B A C K G R O U N D

          LOS is a licensee from Levi Strauss & Co. ("LS&CO.") of certain intellectual property rights relating to the operation in the United States, under the "The Original Levi's(R) Stores" name, of retail stores offering Levi's(R) branded adult jeans and jeans-related products. The LOS Partner desires to enter into an agreement creating a partnership that will operate a number of those stores in the northeastern United States. In order to proceed with that transaction, the LOS Partner must obtain the use of those rights in that territory.
LOS AND THE LOS PARTNER AGREE AS FOLLOWS:

1.   Definitions

     1.1 The documents relating to the formation and operation of the Partnership are known as the "Transaction Documents." They include a "Glossary." Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given them in the Glossary, as that Glossary may be amended from time to time in accordance with its terms.

     1.2 "Partnership Sublicense" means the sublicense which the LOS Partner enters into with the Partnership referred to in the "Background" section of this Agreement, as that sublicense may be amended from time to time.

     1.3 "Rights" means: (a) the trade name and the two service marks identified as such on Exhibit A to this Agreement, all rights inhering in that name and those marks and all registrations and applications for registration of that name and those marks and (b) all right, title and interest of LOS in and to the Trade Dress and any and all registrations and applications for registration of the Trade Dress.

     1.4 "Trade Dress" means the visual elements identified as the "Trade Dress" on Exhibit A to this Agreement, as those elements may be modified or supplemented in accordance with the procedures set forth in Section 5 of the Partnership Sublicense.

2.   License

     2.1  Grant of Rights to Use and Sublicense

          (a) LOS grants to the LOS Partner a royalty-free right and license (i) to use the Rights and (ii) to sublicense the Rights to the Partnership pursuant to the Partnership Sublicense, in each such case solely for the operation of OLSs in the Territory. The LOS Partner shall not be entitled to sublicense or otherwise transfer or make available any Rights to any Person other than the Partnership (including, without limitation, to the Designs Partner or any Affiliate of the Designs Partner, including after a purchase by the Designs Partner or an Affiliate of the Designs Partner of one or more stores which the Partnership had operated as OLSs), or to grant a Lien on any of the Rights or on any of the LOS Partner's rights under this Agreement. LOS shall not be entitled to sublicense or otherwise transfer or make available any Rights to any Person for use within the Territory, other than to the Partnership or, consistent with the Transaction Documents and for the purpose of operating any OLSs acquired from the Partnership, any Affiliate of LOS. Nothing in this Agreement or in any other Transaction Document shall limit LOS' right to sublicense or otherwise transfer or make available any Rights to any Person for use outside the Territory.

          (b)  Except for the rights specifically granted in this
Section 2, the LOS Partner does not and will not have any right, title or interest in any of the Rights, all of which remain the exclusive property of LS&CO. (subject, however, to the license granted to the LOS Partner by this Agreement and the sublicense to be granted to the Partnership by the Partnership Sublicense). It is expressly understood and agreed that any service mark, trademark or trade dress rights that in the future derive from any of the Rights or from the operation of any OLS operated in the Territory, as established in accordance with the procedures set forth in Section 5 of the Partnership Sublicense, shall become "Rights" and thus become the exclusive property of LS&CO. subject, however, to the license granted to the LOS Partner by this Agreement and the sublicense granted to the Partnership by the Partnership Sublicense. The LOS Partner shall not take any action contesting or impairing LOS' or LS&CO.'s right, title and interest in, or impairing the good will symbolized by, any of the Rights, and shall not take any action concerning the establishment, protection or enforcement of any of the Rights without first obtaining the written approval of LOS, which LOS may grant or deny in its sole discretion.

     2.2 Quality. In using the Rights, the LOS Partner shall comply with LOS' quality standards, principles and guidelines. Those standards, principles and guidelines shall be no stricter or more rigorous than those which LOS imposes on any other licensee respecting that other licensee's use of the Rights in the United States. LOS may not terminate this Agreement due to a failure of the LOS Partner to comply with any such standards, principles or guidelines unless they first have been articulated to the LOS Partner in writing and the LOS Partner has been given a reasonable opportunity to comply with them. The LOS Partner shall permit, and shall cause the Partnership to permit, LOS access to the OLSs in the Territory during regular business hours at LOS' expense, so that LOS may evaluate the LOS Partner's and the Partnership's compliance with LOS' quality standards, principles and guidelines. LOS may exercise its inspection and quality control rights directly with the Partnership.

     2.3 Representations of LOS. LOS represents and warrants that: (a) its license respecting the Rights granted to LOS by LS&CO. is a legal, valid and binding obligation of both LS&CO. and LOS; (b) LOS has the right, power and authority to enter into and perform this Agreement and to grant the license purported to be granted by this Agreement and (c) so long as the LOS Partner performs its obligations under this Agreement and the Partnership performs its obligations under the Partnership Sublicense, LS&CO. will not be entitled to terminate or cause the termination of the sublicense granted by this Agreement or the sublicense granted by the Partnership Sublicense, it being understood that any termination in violation of this clause (c) shall be void.

3.   Indemnification

     3.1 The LOS Partner shall indemnify LOS and all other LOS Parties and hold them harmless from and against any Damages arising out of any breach by the LOS Partner of any of its obligations under this Agreement or any breach by the Partnership of any of its obligations under the Partnership Sublicense (except, in any such case, for those Damages arising directly from LOS' or another indemnitee's gross negligence or willful misconduct).

     3.2 LOS shall indemnify the LOS Partner and hold it harmless from and against: (a) any Damages arising out of any breach by LOS of any of its obligations under this Agreement, except for those Damages arising directly from the LOS Partner's gross negligence or willful misconduct and (b) any claim that the trade name or either of the service marks identified on Exhibit A to this Agreement, in the exact form in which they are identified on Exhibit A, infringe any trade name or service mark rights of any third party. However, this indemnity does not extend to any claim that any aspect of the Trade Dress infringes any rights of any third party.

     3.3 Indemnification under this Section 3 shall be governed by the rules set forth in Exhibit B to this Agreement.

4.   Termination

     4.1 Term. Unless terminated earlier in accordance with this Section 4, this Agreement shall automatically terminate if and when the LOS Partner no longer participates, either directly or indirectly, in the ownership or management of OLSs in the Territory, whether as a partner of the Partnership or otherwise.

     4.2 Breach by LOS Partner. This Agreement may be terminated by LOS if: (a) the LOS Partner fails to perform any material obligation under this Agreement; (b) that failure is not cured within 30 days after LOS delivers to the LOS Partner, the Partnership and the Designs Partner a notice describing the default and identifying it as a material breach of this Agreement and (c) LOS then delivers a second notice to those parties, this one terminating this Agreement, if neither the LOS Partner nor the Partnership cures that default within those 30 days.

     4.3 Breach by Partnership. This Agreement may be terminated by LOS if: (a) the Partnership fails to perform any material obligation under the Partnership Sublicense; (b) that failure is not cured within 30 days after LOS delivers to the Partnership, the LOS Partner and the Designs Partner a notice describing the default identifying it as a material breach of this Agreement and (c) LOS then delivers a second notice to those parties, this one terminating this Agreement, if neither the Partnership nor either Partner cures that default within those 30 days.

     4.4 Effect of Termination. Upon termination of this Agreement, the LOS Partner shall promptly discontinue use of the Rights and the Partnership Sublicense shall automatically terminate. Termination shall not discharge either party from its obligations under Section 3 or from any liabilities to the other party resulting from prior performance or breach of any obligation under this Agreement.

5.   Remedial Matters

     5.1 Misuse of Rights. LOS and the LOS Partner acknowledge and agree that monetary damages alone would not adequately compensate either of them should the other breach its obligations under Section 2 of this Agreement or otherwise misuse the Rights. Accordingly, each party (as well as the Partnership, as explained in Section 9) shall be entitled, in addition to any other remedies, to enforce those obligations and to obtain related relief by means of injunction or other equitable relief.

     5.2 Not Exclusive. The provisions of this Agreement are in addition to, and not in place of, any rights LOS or the LOS
Partner has under applicable law.

6.   Entire Agreement; Amendment

          This Agreement and its exhibits, together with the other Transaction Documents, contain all the terms and conditions agreed upon by the various parties to the Transaction Documents relating to their subject matter, represent the final, complete and exclusive statement by those parties regarding that subject matter, and supersede any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between or among them, whether oral or written, regarding that subject matter. This Agreement may be amended by, but only by, a writing signed by LOS and the LOS Partner. The LOS Partner may not amend the Partnership Sublicense without the prior written consent of LOS. LOS shall be entitled to withhold that consent in its sole discretion.

7.   Binding Effect; Assignment

          This Agreement shall be binding upon the successors and permitted assigns of LOS and the LOS Partner. LOS may, without obtaining the consent of the LOS Partner, freely assign its rights and delegate its duties under this Agreement (either directly or by operation of law) to any one of the following, provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement and provided also that the Rights have been transferred or licensed to the assignee:
(i) any Affiliate of LOS; (ii) any successor to LOS by merger or consolidation or (iii) any purchaser of all or substantially all of the assets of LOS. The LOS Partner may not assign any of its rights or delegate any of its duties under this Agreement, except that it may grant the Partnership Sublicense. Any such prohibited assignment or delegation or purported assignment or delegation shall be void and without effect. Likewise, any assignment or delegation or purported assignment or delegation by LOS in contravention of this Section 7 shall be void and without effect.

8.   Controversies

          Any Controversy under this Agreement or respecting any of the subjects treated in this Agreement shall be resolved, if possible, by the good faith efforts of LOS and the LOS Partner including, if other efforts fail, a face-to-face meeting between a senior manager of LOS and a senior manager of the LOS Partner. If any Controversy is not settled by such efforts within 30 days after LOS or the LOS Partner requests such a meeting, either of them shall be entitled to cause the Controversy to be resolved by an arbitrator employed by JAMS/Endispute. The arbitration shall be conducted in accordance with JAMS/Endispute's then-applicable Rules of Practice and Procedure for Arbitration. The party initiating the arbitration shall promptly notify the Partnership of the arbitration, and the Partnership shall be entitled to observe the arbitration proceedings. Pending the completion of any arbitration proceeding, obligations not in dispute shall continue to be performed. Except as provided below, such arbitration shall be LOS' and the LOS Partner's exclusive formal means of resolving any such Controversy. The decision of the arbitrator shall be final and binding on LOS and the LOS Partner. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction. Notwithstanding the foregoing, to preserve rights or prevent or mitigate Damages and in aid of the arbitration process, any party to the arbitration may apply to such a court for temporary or preliminary injunctive or other equitable relief pending the results of the arbitration. However, if the final decision of the arbitrator is inconsistent with any such relief so obtained, the arbitrator's final decision shall preempt that relief.

9.   Partnership as Beneficiary

          The Partnership shall be a third party beneficiary of the obligations of LOS under this Agreement and thus be entitled to enforce those obligations. However, in the event of a Controversy, the Partnership shall be bound by Section 8 of this Agreement.

10.  Bankruptcy

          If an order for relief is entered in a case under the United States Bankruptcy Code with respect to LOS and if LOS (as the debtor in possession) or its trustee rejects the license granted by this Agreement, the LOS Partner may (and, on the written request of the Partnership, the LOS Partner shall) make the election specified in Section 365(n)(1)(B) of the United States Bankruptcy Code, as that Section may be amended or replaced from time to time, in order that the LOS Partner retain that license and the rights granted to it by this Agreement.

11.  Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.  Further Assurances

          LOS and the LOS Partner shall sign those other docu-ments and take those other actions as the other may reasonably request in order to effect or memorialize the transactions contemplated by this Agreement.

13.  Notices

          Any notice required under this Agreement shall be in writing and shall be given by mail or by courier delivery or facsimile transmission addressed to:

                    If to LOS:

                    Levi's Only Stores, Inc.
                    116 East Chestnut Street
                    Columbus, Ohio 43215
                    Attn:  President
                    Facsimile:  (614) 228-5769


                    If to the LOS Partner:

                    LDJV Inc.
                    c/o Levi's Only Stores, Inc.
                    116 East Chestnut Street
                    Columbus, Ohio 43215
                    Attn:  President
                    Facsimile:  (614) 228-5769


                    If to the Partnership:

                    The Designs/LOS Partnership
                    c/o Designs, Inc.
                    1244 Boylston Street
                    Chestnut Hill, Massachusetts 02167
                    Attn:  General Manager
                    Facsimile:  (617) 734-3406


                    If to the Designs Partner:

                    Designs JV Corp.
                    c/o Designs, Inc.
                    1244 Boylston Street
                    Chestnut Hill, Massachusetts 02167
                    Attn:  General Counsel
                    Facsimile:  (617) 734-3406

Those addresses may be changed by delivery of a notice to that effect to the other notice parties. Notices given in the manner contemplated by this Section shall be considered "given" three business days after deposit in the mail or the first business day after the date of delivery to a courier or receipt by facsimile transmission, as the case may be.

14.  Counterparts

          This Agreement may signed in any number of counterparts.

                     *          *          *

          IN WITNESS WHEREOF, LOS and the LOS Partner signed and delivered this Agreement on the date appearing in the first paragraph of this Agreement.

                              LEVI'S ONLY STORES, INC.


                              By  /s/ Edward T. Murphy
                                  Edward T. Murphy,
                                  President



                              LDJV INC.


                              By  /s/ Edward T. Murphy
                                  Edward T. Murphy,
                                  President


                                                     Exhibit A



            Service Marks, Trade Name and Trade Dress


Service Marks:      1.   The Original Levi's(R) Store

                    2. the "diagonal red Levi's(R)" design shown on pages 2 and 3 of this exhibit (the
                         "Diagonal")


Trade Name:         The Original Levi's(R) Store


Trade Dress:        1.   the red-striped stained wood floor

                    2.   the white GWB slab ceiling shown on
                         page 4 of this exhibit

                    3.   each fixture shown on pages 4, 5, 6 and
                         7 of this exhibit, but only if the
                         fixture has a cherry stain or
                         substantially similar color on all or a
                         substantial portion of its exterior

                    4.   a "video wall" consisting of a
                         projection cube system, a single-screen
                         projection system or a multiple-glass
                         monitor matrix system, in any such case
                         having a total "diagonal" dimension of
                         more than 19 inches

                    5.   all videos used, from time to time, in
                         any of the Partnership's OLSs in
                         connection with any video walls that
                         promote any LS&CO. products

                    6.   signage bearing any one or more of the
                         service marks including, without
                         limitation, fit posters bearing the
                         Diagonal shown on page 8 of this exhibit

                    7.   product identifier blade signs shown on
                         page 4 of this exhibit


                                                        Exhibit B



                   Indemnification Procedures



     A Person making a claim under Section 3.1 or 3.2 of this Agreement is referred to as an "Indemnified Party" and a Person against whom such a claim is asserted is referred to as an "Indemnifying Party". All such claims shall be asserted and resolved in accordance with this Schedule.

          (a) Third Party Claims. If any claim for which an Indemnifying Party would be liable to an Indemnified Party is asserted against the Indemnified Party by a third party, the Indemnified Party shall, as promptly as is practical after its receipt of the claim, notify the Indemnifying Party of the claim in writing. That notice shall specify the nature of and the alleged basis for the claim and the amount or estimated amount of the claim to the extent then reasonably feasible (a "Claim Notice"). Any failure to give a Claim Notice shall not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced. The Indemnifying Party may, and upon request of the Indemnified Party shall, assume the defense of the claim with competent counsel of its choice. The Indemnifying Party shall pay the fees and expenses of that counsel. However, any Indemnified Party is authorized (but not required) to retain counsel (in which case the fees and expenses of that counsel shall be paid by the Indemnifying Party) in order to file any motion, answer or other pleading and take any other action which it reasonably considers essential to protect its interests or those of the Indemnifying Party until the Indemnifying Party retains counsel, provided that such action does not prejudice the defense of the claim. Moreover, even though the Indemnifying Party retains counsel, the Indemnified Party shall have the right to retain its own counsel. However, except as provided in the sentence preceding the previous sentence, the fees and expenses of such counsel shall be paid by the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party defends or, if appropriate and related to the claim, in making any counterclaim or cross-claim against the Person asserting the claim or against any other Person. No claim for which indemnification is sought under any of the Transaction Documents may be settled or compromised without the consent of the Indemnifying Party. Such consent shall not be unreasonably withheld or delayed.

          (b) Other Claims. If an Indemnified Party has a claim against an Indemnifying Party which does not involve a claim asserted by a third party, the Indemnified Party shall as promptly as is practical send a Claim Notice respecting the claim to the Indemnifying Party. However, any failure to give a Claim Notice shall not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced. If the Indemnifying Party does not notify the Indemnified Party within 60 days after receipt of a claim that it accepts the claim, the claim shall be resolved as a Controversy.